Execution Version
First Amendment to Loan and Security Agreement
This First Amendment to Loan and Security Agreement (this “Amendment”) is dated as of December 23, 2025, by and among 1st Franklin Financial Corporation, a Georgia corporation (the “Initial Borrower”, and the Initial Borrower together with such other Persons joined to the Credit Agreement referred to below, collectively, the “Borrowers” and each a “Borrower”), the Lenders (as defined below) party hereto and BMO Bank N.A., as agent for the Lenders (in such capacity, “Agent”).
Preliminary Statements
A.    Reference is made to that certain Loan and Security Agreement dated as of December 6, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Initial Borrower, the guarantors party thereto (the “Guarantors”), the financial institutions from time to time party thereto as lenders (the “Lenders”) and the Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.
B.    Initial Borrower has requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:
1.    Amendments. Upon the satisfaction of the conditions set forth in Section 2 below, the Loan Agreement is hereby amended as follows:
    (a)    The following definitions contained in Section 1.1 of the Loan Agreement are amended and restated in their entirety as follows:
“Adjusted Tangible Net Worth” means (i) Tangible Net Worth minus (ii) the amount of any accounts greater than 180 days past due that have not been charged off plus (iii) the amount of Qualifying Subordinated Debt then outstanding; provided, the determination of Adjusted Tangible Net Worth shall exclude any mark-to-market non-cash gains or losses with respect to municipal bonds characterized as “other comprehensive income”.
“Compliance Certificate” means the certificate in the form of Exhibit A attached hereto and made a part hereof to be delivered by Borrowers to Agent pursuant to Sections 6.2(a) or (b) hereof.
“Credit Documents” means this Agreement, the Notes, the Guaranties, the Subordination Agreements, the Management Fee Subordination Agreement, any Control Agreement, any Electronic Collateral Control Agreement, and any and all additional documents, instruments, agreements and other writings executed and delivered pursuant to or in connection with this Agreement.
“Permitted Indebtedness” means (a) borrowings from Agent and Lenders hereunder; (b) trade indebtedness in the normal and ordinary course of business for value received; (c) indebtedness and obligations incurred to purchase or lease fixed or capital assets, (d) the other indebtedness and obligations described on Schedule II attached hereto and made part hereof, (e) indebtedness in connection with Bank Products, (f) Other Debt, (g) real property leases entered into by Borrowers with respect to the branch offices and other buildings in the ordinary course of their business, (h) unsecured Debt permitted to be drawn with the prior written consent of Agent owing under the Reinsurance Credit Facilities, (i) Qualifying Subordinated Debt and (j) unsecured Debt owed by one Debtor to another Debtor or Debtors.
“Restricted Payments” means payments by Borrowers, or any of them, which constitute (a) redemptions, repurchases, dividends or distributions of any kind with respect to a Borrower’s stock or any warrants, rights or options to purchase or otherwise acquire any shares of Borrower’s capital stock, (b) payments of principal or interest on Subordinated Debt or (c) the payment of management fees (whether under the Management Agreement or otherwise), except as expressly authorized by Section 7.2 of this Agreement.
“Short Term Funding Retention Ratio” means, as of any the last day of any calendar month, the ratio of (i) the sum of the total outstanding principal balance of all the Borrowers’ Senior Demand Notes and Commercial Paper as of the last day of such calendar month to (ii) the sum of the total outstanding principal balance of all the Borrowers’ Senior Demand Notes and Commercial Paper as of the last day of the calendar month ending three months prior to such calendar month (other than any Senior Demand Notes and Commercial Paper refinanced with Qualifying Subordinated Debt during the period beginning on the earlier date referenced in this clause (ii) and ending on the later date referenced in the preceding clause (i)).
“Subordinated Debt” means any indebtedness for borrowed money which shall contain provisions subordinating the payment of such indebtedness and the liens and security interests securing such indebtedness to the Obligations, in form, substance and extent acceptable to Agent in its sole discretion. For purposes hereof, Subordinated Debt includes, without limitation, the Variable Rate Subordinated Debentures and any Qualifying Subordinated Debt.

“Subordination Agreement” means, individually, and “Subordination Agreements” means, collectively, the Subordination Agreements executed in connection with the Subordinated Debt, from time to time, each in the form of Exhibit D attached hereto and made part hereof or in such other form as Agent may agree in its discretion, including the First Amendment Subordination Agreement.
    (b)    Section 1.1 of the Loan Agreement is hereby amended to add in correct alphabetical order the following defined terms:
“First Amendment Effective Date” means December 23, 2025.
“First Amendment Subordination Agreement” means that certain First Amendment Subordination Agreement, dated as of December 23, 2025, by and among the Initial Borrower, the Regulated Guarantors, the Subordinated Creditors (as defined therein) party thereto from time to time and the Agent, as Senior Creditor Agent (as defined therein).
“Funded Debt to Adjusted Tangible Net Worth Ratio” means, as of any date of determination, the ratio of (i) (x) Funded Debt as of such date minus (y) Qualifying Subordinated Debt as of such date to (ii) Adjusted Tangible Net Worth as of such date.
“Qualifying Subordinated Debt” means Subordinated Debt evidenced by one or more instruments issued by the Initial Borrower from time to time substantially in the form attached hereto as Exhibit K or otherwise with material terms reasonably satisfactory to Agent, including: (i) such indebtedness requires only payment of interest in-kind or in cash at rates satisfactory to Agent, (ii) such indebtedness does not require the payment of principal prior to the date that is six (6) months following the date set forth in clause (i) of the definition of Maturity Date, (iii) such indebtedness contains no financial covenants or affirmative or negative covenants other than the obligation of the Company to make payments thereunder, (iv) such indebtedness is unsecured and is not guaranteed and (v) such indebtedness is subordinated to the Obligations pursuant to the terms of the First Amendment Subordination Agreement or another form of subordination agreement satisfactory to Agent.
    (c)    The final paragraph of Section 6.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Notwithstanding the foregoing, (x) Debtors’ failure to comply with Section 6.4(e) shall not, in itself, constitute an Event of Default so long as such losses are deducted, as contemplated by the terms of this Agreement, in the determination of the other financial covenants contained herein, (y) the determination of the covenants contained in this Section 6.4 shall exclude any asset or liability associated with Statement of Financial Accounting Standard No. 133 and (z) for the purposes of calculating the Funded Debt to Adjusted Tangible Net Worth Ratio under Section 6.4(g) for the month ending November 30, 2025, the amount of Qualifying Subordinated Debt advanced to the Initial Borrower on the First Amendment Effective Date shall be permitted to be included under clauses (i)(y) and (ii) of the definition of Funded Debt to Adjusted Tangible Net Worth Ratio.
    (d)    Section 7.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:
    Section 7.13.    Bulk Purchases. In any purchase transaction, purchase Receivables in an aggregate amount exceeding $5,000,000 without prior written consent of Agent (other than a purchase of Receivables in connection with a Permitted Receivables Financing or a Permitted Transfer). For the avoidance of doubt, this Section 7.13 shall not prohibit the purchase, exchange, redemption or repayment of Other Debt with Qualifying Subordinated Debt.
    (e)    Exhibit A to the Loan Agreement is hereby amended and restated in its entirety as set forth on Annex I hereto.
    (f)    Exhibit K is hereby added to the Loan Agreement as set forth on Annex II hereto.
2.    Conditions Precedent. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):
    (a)    Execution and delivery by Initial Borrower, the Regulated Guarantors and the Required Lenders of this Amendment to Agent;
    (b)    Receipt by Agent of a customary secretary’s certificate of Borrower with cross-signature page attaching (i) a copy of the charter of Borrower certified by the Secretary of State of the State of Georgia no earlier than thirty days prior to the date hereof (or certification as to no change since the Closing Date), (ii) a copy of the bylaws of Borrower hereof (or certification as to no change since the Closing Date), (iii) resolutions authorizing the execution of this Amendment, (iv) updated evidence of incumbency of the relevant officers of Borrower and (v) a certificate of good standing of Borrower certified by the Secretary of State of the State of Georgia no earlier than thirty days prior to the date hereof;
    (c)    Receipt by Agent of (i) the First Amendment Subordination Agreement duly executed by each party thereto including each holder of Qualifying Subordinated Debt as of the First Amendment Effective Date, (ii) a certificate of a Responsible Officer of the Borrower certifying to (1) the holders of Qualifying Subordinated Debt as of the First Amendment Effective Date, (2) the amount of such Subordinated Debt owed thereto and (3) true, correct and complete copies of the instruments evidencing the Qualifying Subordinated Debt incurred on the First Amendment Effective Date, which instruments shall be attached to such certificate, (iii) evidence satisfactory to Agent that Initial Borrower has received, or will receive substantially concurrently with the execution of this Amendment, at least $18,741,555.57 in proceeds from Qualifying Subordinated Debt on (or a span of time satisfactory to the Agent prior to) the First Amendment Effective Date and (iv) a legal opinion of Jones Day reasonably satisfactory to Agent;
    (d)    Payment by Initial Borrower to Chapman and Cutler LLP as counsel to Agent of all unpaid legal fees, costs and expenses incurred in connection with this Amendment and the other Credit Documents to the extent invoiced on or prior to the date hereof; and
    (e)    Execution and/or delivery by the parties of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof and the Credit Documents.
3.    Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that:
    (a)    All warranties and representations made to Agent and Lenders under the Loan Agreement and the Credit Documents are true and correct in all material respects.
    (b)    The execution and delivery by the Initial Borrower and Guarantors of this Amendment and the performance by each of them of the transactions herein and therein contemplated do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of any Borrower or any Guarantor, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower or any Guarantor (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which a Borrower or a Guarantor is a party or by which a Borrower or a Guarantor or its property is bound with failure to comply resulting in a material adverse change in the business, operations, property (including the Collateral), prospects or financial condition of any Borrower or any Guarantor.

    (c)    This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms.
    (d)    No Event of Default or Default has occurred under the Loan Agreement.
4.    Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of the Initial Borrower, any Guarantor or any third party to Agent and Lenders as evidenced by the Credit Documents. Each Borrower and each Guarantor hereby acknowledge, agree, and represent that (a) as of the date of this Amendment, there are no known claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, neither the Initial Borrower nor any Guarantor has any known claims, offsets, defenses or counterclaims arising from any of Agent’s acts or omissions with respect to the Credit Documents or Agent’s performance under the Credit Documents; (c) as of the date of this Amendment, the Initial Borrower has reviewed and reconciled all Advances, calculations of interest due and principal owing, and agrees with and has no claims regarding any such matters and (d) the Initial Borrower promises to pay to the order of Agent and Lenders the indebtedness evidenced by the Note according to the terms thereof. In consideration of the modification of certain provisions of the Credit Documents, all as herein provided, and the other benefits received by the Initial Borrower hereunder, the Initial Borrower and each Guarantor hereby RELEASE, RELINQUISH and forever DISCHARGE Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, which the Initial Borrower or Guarantors, or any of them, has or may have against Released Parties arising out of or with respect to any and all transactions relating to the Loan Agreement, the Note, the Guaranties, and the other Credit Documents occurring prior to the date hereof. Further, the Initial Borrower and Guarantors warrant and represent that they are not now aware of any claims or potential claims against Agent or Lenders pursuant to the Loan Agreement.
5.    Reaffirmation of Collateral. As security for the payment of the Obligations to Agent and Lenders under the Loan Agreement and satisfaction by the Initial Borrower of all covenants and undertakings contained in the Loan Agreement and the Credit Documents, the Initial Borrower reconfirms, ratifies and reaffirms the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located. The Initial Borrower hereby confirms and agrees that all security interests and Liens granted to Agent for the ratable benefit of Lenders continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.
6.    Acknowledgment of Indebtedness and Obligations. The Initial Borrower and Guarantors hereby acknowledge and confirm that as of the date hereof, the Initial Borrower is indebted to Agent and Lenders, without known defense, setoff or counterclaim, for all Obligations under the Loan Agreement (in addition to any other indebtedness or obligations owed by the Initial Borrower to BMO Affiliates), plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.
7.    Ratification of Credit Documents. This Amendment shall be incorporated into and deemed a part of the Loan Agreement. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.
8.    Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby acknowledges the terms and conditions of this Amendment and confirms that such Guarantor guarantees, as surety, all of the Initial Borrower’s Obligations to Agent and Lenders pursuant to and subject to the terms, conditions and limitations contained in its respective Guaranty.
9.    Governing Law. This Amendment, the Loan Agreement and the existing Credit Documents shall be deemed to have been made and to be performable in the State of New York and shall, together with all matters arising hereunder or related hereto, be governed by and construed in accordance with the laws of the State of New York.
10.    Jury Trial Waiver. Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this Amendment or any Credit Document or the relationship established hereunder. This provision is a material inducement for agent and Lenders to enter into this Amendment.
11.    Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) an e-mail transmission of a Portable Document Format File (also known as an “PDF” file), faxed, scanned, or photocopied manual signature. Each electronic signature or PDF, faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

Initial Borrower:
    1st Franklin Financial Corporation
    By: /s/ Jenna C. Hood
    Name: Jenna C. Hood
    Title: EVP & Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]

Regulated Guarantors:
    Frandisco Life Insurance Company
    Frandisco Property & Casualty Insurance Company
    By:     /s/ Mark J. Scarpitti
    Name: Mark J. Scarpitti
    Title: Secretary / Treasurer

[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]

    BMO Bank N.A., as Agent and a Lender
    By:     /s/ Daniel A. Ryan
    Name: Daniel A. Ryan
    Title: Director

[First Amendment Subordination Agreement (1st Franklin 2025)]

    First Horizon Bank, as a Lender
    By:     /s/ Matthew Mallen
    Name: Matthew Mallen
    Title: VP

[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]

    Flagstar Bank, N.A., as a Lender
    By:     /s/ Blake Chandler
    Name: Blake Chandler
    Title: SVP

[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]

    SouthState Bank, N.A., as a Lender
    By:     /s/ Abraham Swartz
    Name: Abraham Swartz
    Title: SVP, Middle Market Banking

[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]

    Renasant Bank, as a Lender
    By:     /s/ John Adcox
    Name: John Adcox
    Title: Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]

    Banc of California, as a Lender
    By:     /s/ Hans Sylvester
    Name: Hans Sylvester
    Title: SVP, Portfolio Manager

[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]

    Forbright Bank, as a Lender
    By:     /s/ Kevin Messett
    Name: Kevin Messett
    Title: Managing Director
[Signature Page to First Amendment to Loan and Security Agreement (1st Franklin 2025)]